Exhibit 10.6

YTG ENTERPRISES, LLC
CONTRIBUTION AGREEMENT

In exchange for Membership Interests entitling the undersigned to a 20% capital interest in YTG Enterprises, LLC, the undersigned hereby contributes all of its right, title and interest in and to all tangible and intangible property related to the operation of YUMI TO GO restaurants including, without limitation:

•
all right, title, and interest in and to the mark “YUMITOGO.COM GRILL WOK SALADS (and design)” together with the goodwill of the business symbolized by the Mark, and all rights in and to USPTO Registration 3730508,

•	the content and design of the web site presently located at www.yumitogo.com,

•	the domain name www.yumitogo.com,

•	all recipes,

•	all advertising and marketing materials, and

•	all know how and other tangible and intangible property related to the operation and franchising of YUMI TO GO restaurants.

The undersigned represents that it owns all such property and that no other person has any interest in such property.

The undersigned agrees to sign all documents necessary to effect the conveyance described in this Contribution Agreement, including the attached Trademark Assignment.

Intending to be legally bound, the undersigned has executed this Contribution Agreement to be effective on the date set forth below.

YUMI TO GO, LLC

Date: July 1, 2011	By: /s/ Tony Molavi
Tony Molavi, President